2019 ING Group Annual Report on Form 20-F

1

Exhibit 8
Principal subsidiaries

The principal subsidiaries of ING Groep N.V.

and their statutory place of incorporation and primary country of operation are as follows:

Principal subsidiaries
Proportion of ownership and
interest held
by the Group
2019 2018
Subsidiary

Statutory place of Incorporation Country of operation
ING Bank N.V. Amsterdam the Netherlands 100% 100%
Bank Mendes Gans N.V. Amsterdam the Netherlands 100% 100%
ING Belgium S.A./N.V. Brussels Belgium 100% 100%
ING Luxembourg S.A. Luxembourg City Luxembourg 100% 100%
ING-DiBa AG Frankfurt am Main Germany 100% 100%
ING Bank Slaski S.A.
1
Katowice Poland 75% 75%
ING Financial Holdings Corporation Delaware United States of America 100% 100%
ING Bank A.S. Istanbul Turkey 100% 100%
ING Bank (Australia) Ltd Sydney Australia 100% 100%
ING Commercial Finance B.V. Amsterdam the Netherlands 100% 100%
ING Groenbank N.V. Amsterdam the Netherlands 100% 100%
1 The shares of the non-controlling interest stake of 25% are listed on the Warsaw

Stock Exchange, for summarised financial information we refer to ‘Note 35
‘Information on geographical areas’.